SUBSCRIPTION AGREEMENT FOR CLASS C SHARES

Sprinter Football Club, Inc.

SprinterFC.com

Investor Contact Information Form:

(as it should appear for stock holding records)

Must be Legal Name and Contact Information:

First Name:

Middle Name:

Last Name:

Date of birth:

Street Address:

City:

State:

California

Zip Code:

Email:

Telephone:

Facebook Username: (Used to confirm Investor Services)

1

If For Minor Please Fill Out Both Forms:

(Only provide the Guardian’s Facebook Username)

Shares will be “transferred” into the name of the Minor upon Age Majority.

Must be Legal Name and Contact Information:

First Name:

Middle Name:

Last Name:

Date of birth:

Street Address:

City:

State:

California

Zip Code:

2

Begin Click-Wrap Agreement:

This Subscription Agreement (“Agreement”) by and between Sprinter Football Club, Inc., (“Sprinter Football Club” or “Company”), a Nevada corporation, located at 2344 Corte De La Jara, Pleasanton, California 94566, and (“Investor”) as written above:

Collectively, the Company and Investor shall be referred to as the “Parties” and each as the “Party.”

WHEREAS Sprinter Football Club, Inc., is a professional football (soccer) club seeking investors in the Company;

WHEREAS Sprinter Football Club, Inc., and Investor desire to enter into an agreement where Investor will provide “services” for the Company in the form of “Liking” Sprinter Football Club’s Facebook Page at:

https://www.facebook.com/SprinterFC

and “Sharing” the attached “Facebook Post” to their “Facebook User Timeline”, and Sprinter Football Club, Inc., will issue to Investor 200 shares of Sprinter Football Club, Inc., under the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the Parties do agree and establish as follows:

1.   Subscription.

At the price of $0.0001667 per share, Investor hereby agrees to provide services for and accept 200 (two hundred) shares of Company (“Shares”) for a total investment of $0.033334 3 and 1/3 cents US). These services the Investor must provide are as follows:

a)	placing the Corporation's logo, in a form provided by the Corporation, in or around the business's main area of ingress and egress, which logo must be visible from the outside of the business location and placed no more than 60 inches from the area of ingress and egress;

b)	each month, for up to 23 months after the Corporation accepts a first subscription for Class C Common Stock, such subscriber shall be entitled to receive an additional 200 shares of Class C Common Stock by delivering to the Corporation:

(1)	a photo showing the logo is still in place and showing a local newspaper with date of publication evidencing the date the picture was taken and

(2)	executing and delivering to the Corporation a subscription agreement related to the additional 200 shares to be issued.

3

2.   Acceptance.

Before this subscription for Shares is considered, the Investor must complete, execute and deliver to the Company the completed and signed Investor Contact Information Form. With respect to the acceptance of the subscription, Investor acknowledges that:

•	This Subscription is irrevocable, and, upon acceptance by the Company, shall be binding on the heirs, executors, administrators, successors and assigns of the Investor; and
•	This Subscription shall be deemed accepted by the Company only when this Subscription Agreement is signed by the Company; and
•	Subscriptions need not be accepted by the Company in the order in which subscriptions were received; and
•	The Subscription is not transferable or assignable by the Investor.

3.   Acknowledgements by Investor.

The Investor understands and acknowledges that:

•	Facebook, Inc., is NOT a party to this transaction in any way, shape or form.
•	Investor has been advised to consult Investor’s own attorney concerning the Company and to consult with independent tax counsel regarding the tax considerations of participating in the Company.
•	The books and records of the Company will be reasonably available for inspection by the Investor and/or the Investor’s representatives, if any, at the Company’s place of business.
•	Neither the Securities and Exchange Commission nor any other federal or state agency has passed upon the Shares or made any finding or determination concerning the fairness of this investment and no such agency has recommended or endorsed the Shares.
•	The Investor will not make any sale, transfer, or other disposition of Shares except in compliance with the Act and its Rules and Regulations and applicable state law.
•	The Investor has been made aware that all communication from Company may be in electronic format.
•	The Investor has been made aware that a copy of the most recent registration statement filed by the Company is available at the website SEC.GOV
•	The Investor should keep a copy of the transaction confirmation email for their personal records.
•	The investor should also print a copy of the email for their records. The Investor should not share the email with anyone.

4. Representations, Warranties, and Covenants of the Investor.

The Investor represents and warrants as follows:

4.1 Investor and Investor’s representatives, if any, have been furnished all materials relating to the Company and its proposed activities, the offering of Shares or anything that they have requested, and have been afforded the opportunity to obtain any additional information concerning the Company and the Shares necessary to verify the accuracy of any representations or information provided by the Company and to understand any additional matters Investor believes are necessary to evaluate the investment and associated risks.

4

4.2 Neither Investor nor Investor’s representatives, if any, have been furnished any offering literature other than that provided by the Company, and Investor and Investor’s representatives, if any, have relied only on the information furnished or made available to them by the Company or its authorized agent if any.

4.3 Investor has carefully reviewed and understands the risks of, and other considerations relating to, an acquisition of Shares.

4.4 The Company and its authorized agents have answered all inquiries that Investor and Investor’s representatives, if any, have put to it concerning the Company and its proposed activities, and all other matters relating to the Company, the offering and sale of the Shares.

4.5 Investor is aware that Investor's proposed investment in the Company is speculative and involves significant risks, which may result in the loss of that investment, or a portion thereof.

4.6 Investor has received no representation or warranties in making his investment decision.

4.7 Investor is at least eighteen (18) years of age.

4.8 Investor is now a bona fide resident of the California and the address provided is his/her true and correct residence. Investor has no current intention of becoming a resident of any other state or jurisdiction.

4.9 Investor has adequate means of providing for Investor’s current needs and possible personal contingencies, and has no need in the foreseeable future for liquidity in Investor’s investment. Investor is able to accommodate the economic risks of the purchase of the Shares, has sufficient net worth to sustain a loss of this investment in the Company, or portion thereof, in event such loss should occur.

4.10 Investor is obtaining the Shares for Investor’s own account (or for a trust account if the Investor is a trustee or guardian for a minor) for investment purposes. Investor is not obtaining these Shares with a view or intention to resell or distribute the same, and has no present intention, agreement, or arrangement to divide Investor’s participation with others or to resell, assign, transfer, or otherwise dispose of all or any part of the Shares for which the Investor has subscribed.

4.11 Investor understands that neither the Securities and Exchange Commission nor any Securities Administrator or similar person of any state or province has made any finding or determination relating to the fairness of any purchase of the Shares and that neither the Securities and Exchange Commission nor any Securities Administrator or similar person of any state or province has or will recommend or endorse a purchase of the Shares.

4.12 Investor is not relying on the Company nor any of its officers, managers, directors, controlling persons, agents, attorneys, accountants, employees or shareholders for independent legal, accounting, financial, or tax advice in connection with Investor’s evaluation of the risks and merits of investment in the Company and the consequences to Investor if such an investment.

5

5. Indemnification.

Investor acknowledges that Investor understands the meaning and legal consequences of the representations, warranties, and covenants specified in Article 4 of this Agreement and that the Company has relied on such representations, warranties, and covenants, and hereby agrees to indemnify the Company, its officers, managers, directors, controlling persons, agents, attorneys, accountants and employees harmless from and against any and all loss, damage, liability, cost, or expense incurred on account of or arising out of a breach of such representation, warranty or covenant.

Investor consents to the indemnification of the Company, its officers, managers, directors, controlling persons, agents, attorneys, accountants and employees to the extent such indemnification is lawful, and in accordance with the terms and conditions of the by-laws.

6. Limitation on Transfer of Offered Shares.

Investor acknowledges and agrees that Investor is aware that there are substantial restrictions on the transferability of the Shares. Because the Shares are not presently registered pursuant to the provisions of the Act, Investor agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any Shares until the Shares have been registered, or unless such sale is exempt from such registration pursuant to the provisions of the Act. Investor further acknowledges and agrees that the Company has no obligation to assist Investor in obtaining any exemption from any registration requirements imposed by applicable law. Investor also acknowledges and agrees that Investor shall be responsible for compliance with all conditions on transfer imposed by a Securities Administrator of any state, province or territory and for any expenses incurred by the Company for legal and accounting services in connection with reviewing such a proposed transfer and issuing opinions in connection therewith.

7. Compliance with Act.

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

6

THE EXEMPTIONS FOR SECONDARY TRADING AVAILABLE UNDER CALIFORNIA CORPORATIONS CODE 25104(H) WILL BE WITHHELD BUT THAT THERE MAY BE OTHER EXEMPTIONS TO COVER PRIVATE SALES BY THE BONA FIDE OWNER FOR HIS OWN ACCOUNT WITHOUT ADVERTISING AND WITHOUT BEING EFFECTED BY OR THROUGH A BROKER DEALER IN A PUBLIC OFFERING.

No person may own more than 200 shares of Class B Common Stock. Furthermore, Class B Common Stock may only be issued to people who are living individuals at least eighteen (18) years old, or to the parent or legal guardian of a minor, whose residence at the time of issuance is within any of the following postal zip codes:

91901, 91902, 91903, 91908, 91909, 91910, 91911, 91912, 91913, 91914, 91915, 91916, 91921, 91932, 91933, 91935, 91941, 91942, 91943, 91944, 91945, 91946, 91950, 91951, 91976, 91977, 91978, 91979, 92003, 92007, 92008, 92009, 92010, 92011, 92013, 92014, 92018, 92019, 92020, 92021, 92022, 92023, 92024, 92025, 92026, 92027, 92028, 92029, 92030, 92033, 92037, 92038, 92039, 92040, 92046, 92049, 92051, 92052, 92054, 92055, 92056, 92057, 92058, 92059, 92060, 92061, 92064, 92065, 92066, 92067, 92068, 92069, 92070, 92071, 92072, 92074, 92075, 92078, 92079, 92081, 92082, 92083, 92084, 92085, 92086, 92088, 92091, 92092, 92093, 92096, 92101, 92102, 92103, 92104, 92105, 92106, 92107, 92108, 92109, 92110, 92111, 92112, 92113, 92114, 92115, 92116, 92117, 92118, 92119, 92120, 92121, 92122, 92123, 92124, 92126, 92127, 92128, 92129, 92130, 92131, 92132, 92134, 92135, 92136, 92137, 92138, 92139, 92140, 92142, 92143, 92145, 92147, 92149, 92150, 92152, 92153, 92154, 92155, 92158, 92159, 92160, 92161, 92163, 92165, 92166, 92167, 92168, 92169, 92170, 92171, 92172, 92173, 92174, 92175, 92176, 92177, 92178, 92179, 92182, 92186, 92187, 92190, 92191, 92192, 92193, 92195, 92196, 92197, 92198, 92199, 92503, 92504, 92508, 92518, 92530, 92531, 92532, 92536, 92539, 92543, 92544, 92545, 92546, 92548, 92551, 92552, 92562, 92563, 92564, 92567, 92570, 92571, 92572, 92581, 92582, 92583, 92584, 92585, 92586, 92587, 92589, 92590, 92591, 92592, 92593, 92595, 92596, 92599, 92602, 92603, 92604, 92606, 92607, 92609, 92610, 92612, 92614, 92615, 92616, 92617, 92618, 92619, 92620, 92623, 92624, 92625, 92626, 92627, 92628, 92629, 92630, 92637, 92646, 92650,

92651, 92652, 92653, 92654, 92656, 92657, 92658, 92659, 92660, 92661, 92662, 92663, 92672, 92673, 92674, 92675, 92676, 92677, 92678, 92679, 92688, 92690, 92691, 92692, 92693, 92694, 92697, 92698, 92701, 92702, 92703, 92704, 92705, 92706, 92707, 92708, 92711, 92712, 92728, 92735, 92780, 92781, 92782, 92799, 92808, 92856, 92857, 92859, 92862, 92863, 92864, 92866, 92869, 92877, 92878, 92879, 92881, 92882, 92883.

8. Choice of Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of California except as to the manner in which Investor elects to take title to Shares, which shall be construed in accordance with the Laws of the state of his principal residence.

7

9. Notices.

All notices or other communications from Investor shall be in writing and shall be personally delivered, or, if mailed, sent to the following relevant address or to such other address as the Company may have indicated to the sending party, in writing, or by electronic communication, to the names and addresses set forth on the first page of this Agreement.

The address of the company will be listed on it’s website. The domain name may change and is to the discretion of the company. The current website address of the company is www.sprinterfc.com.

Any such notice shall be deemed given as of the date as personally delivered, sent e-mail, or mailed, if mailed by certified or registered mail, return receipt requested, or sent by Fed Ex, overnight mail, or a similar service. If otherwise mailed, the notice shall be deemed given as of the earlier of the fourth business day after mailing or actual receipt.

IN WITNESS WHEREOF, the parties have executed this Agreement at the time when the Company’s server affixes a timestamp to the transaction as observed in the Company’s transaction log database.

SIGNATURE PAGE

In checking the box and by pressing “submit” below, you acknowledge that the information provided by you is true and correct in all material respects.

By Sprinter Football Club, Inc.:

/S/

Peter Allen Schuh

CEO

(By action of the return email and confirmation page and simultaneous logging of information in the Company’s transaction log and shareholder ledger.)

End Click-Wrap Agreement:

Agreed to and accepted.

By Investor:

/S/

Investor

(By action of pressing the submit button)

X	(CHECK BOX FOR INTERNET ACCEPTANCE AND SIGNING)

SUBMIT

8